EXHIBIT (2)-14

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 -----------------------------------------------


     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Second Amendment"), dated as of the 4th day of March, 1998, to that certain Purchase and Sale Agreement, made and entered into on the 3rd day of November, 1997 (the "Agreement"), by and between HEALTHSOUTH CORPORATION, a Delaware corporation, HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation, as Seller, and INTEGRATED HEALTH SERVICES, INC., a Delaware corporation, as Buyer.

                                   WITNESSETH:
                                   -----------

     WHEREAS, the parties entered into that certain Amendment to Purchase and Sale Agreement, dated as of December 31, 1997 (the "First Amendment"), pursuant to which Schedules to the Agreement were amended and certain agreements ancillary to the Agreement were entered into;

     WHEREAS, the parties hereto have agreed to amend Schedule 3.6 to the First Amendment;

     NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1 Incorporation of Defined Terms. For purposes of this Second Amendment, all capitalized terms used in this Second Amendment that are not defined in this Second Amendment shall have the meanings assigned to them in the Agreement and the First Amendment.


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                                    ARTICLE 2

              MATTERS RELATING TO SCHEDULES TO THE FIRST AMENDMENT


     Section 2.1 Amendment and Restatement of Certain Schedules. The Schedules to the Agreement are hereby amended as follows:

             (a) Schedule 2.1(c) is amended to add reference to the facility lease regarding the following leased facility, reflecting that Buyer has agreed to accept such lease as a Transferred Asset and to assume the related Assumed
Liabilities:

                            Facility
         Facility Name         No.         City, State          Landlord Name
        -------------         ---         -----------          -------------

      Sleep Diagnostics       253         Columbia,         W. Roger Witherow
          Tennessee                       Tennessee


             (b) Schedule 3.6 attached to the First Amendment shall be amended and restated as set forth in Schedule 3.6 attached hereto (the "Amended Schedule 3.6"), and the First Amendment shall be amended to replace the original Schedule
3.6 with the Amended Schedule 3.6.

                                    ARTICLE 3

                                  MISCELLANEOUS


     Section 3.1 Affirmation of Agreement. The parties hereby affirm to one another their respective obligations pursuant to the Agreement and affirm the Agreement, amended as set forth above.

     Section 3.2 Representations and Warranties. The parties represent and warrant to one another that this Second Amendment has been duly authorized by all corporate action required to be taken on each of their parts, that it has been duly executed and delivered, that it constitutes the legal, valid and binding obligations of each of them, except as enforcement may be subject to bankruptcy, moratorium and similar laws and except as the availability of equitable remedies may be subject to customary limitations.

     Section 3.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Second Amendment.

     IN WITNESS WHEREOF, the parties have duly executed this Second Amendment on the date first above written.


                             HEALTHSOUTH CORPORATION


                             By       /s/WILLIAM W. HORTON
                               -----------------------------------------

                              Its     Senior Vice President
                                 ---------------------------------------

                             HORIZON/CMS HEALTHCARE CORPORATION


                             By       /s/WILLIAM W. HORTON
                               -----------------------------------------

                              Its        Vice President
                                 ---------------------------------------

                             INTEGRATED HEALTH SERVICES, INC.


                             By      /s/ELIZABETH B. KELLY
                               -----------------------------------------

                              Its    Executive Vice President
                                 ---------------------------------------